                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                         [   ]
Filed by a party other than the Registrant                      [ X ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                                ZEMEX CORPORATION
         --------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                      BOWNE
         --------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box)

[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)
[   ] Fee computed on table below per Exchange Act Rule 14a-6(i)(4)
      and O-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11:
      (4)  Proposed maximum aggregate value of transaction:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

      (1)  Amount previously paid:  0
      (2) Form, Schedule or Registration Statement No.: Preliminary Proxy Statement
      (3)  Filing Party:  Zemex Corporation
      (4)  Date Filed: March 25, 1999

Note: $125 filing fee is no longer required.

                                ZEMEX CORPORATION
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                                  P.O. Box 703
                                Toronto, Ontario
                                 Canada M5J 2S1


              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                               MONDAY MAY 10, 1999



To the Shareholders:

Notice is hereby given that the Annual and Special Meeting of Shareholders of Zemex Corporation will be held in the Patty Watt Room at the Design Exchange, 234 Bay Street, Toronto, Ontario, M5K 1B2, on Monday May 10, 1999 at 1:00 p.m. (Toronto time) for the following purposes:

     1. to receive the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 1998, together with the auditors' report thereon;

     2.   to elect directors of the Corporation;

     3. to ratify the appointment of Deloitte & Touche LLP as independent public auditors of the Corporation and to authorize the directors to fix the remuneration to be paid to the auditors;

     4.   to approve the Corporation's 1999 Stock Option Plan;

     5.   to approve the Corporation's 1999 Employee Stock Purchase Plan; and

     6. to transact such other business as may properly come before the meeting.

The accompanying proxy statement provides additional information relating to the matters to be dealt with at the meeting and forms part of this notice.

If you are unable to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope. Any person giving a proxy has the power to revoke it at any time prior to its exercise at the meeting. Even though you execute the proxy, you may still vote your stock in person at the meeting. It is important that your stock be represented regardless of the number of shares you may hold. We hope that you can attend the meeting.


                                    By Order of the Board of Directors,

                                    /s/ Patricia K. Moran


Toronto, Ontario                    Patricia K. Moran
March 25, 1999                      Corporate Secretary and Assistant Treasurer

                                ZEMEX CORPORATION
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                                  P.O. Box 703
                                Toronto, Ontario
                                 Canada M5J 2S1


                                 PROXY STATEMENT

SOLICITATION OF PROXIES

The information contained in this proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual and Special Meeting of Shareholders (the "Meeting") of Zemex Corporation (the "Corporation" or "Zemex"), a company incorporated under the Canada Business Corporations Act, to be held in the Patty Watt Room at the Design Exchange, 234 Bay Street, Toronto, Ontario, M5K 1B2 on Monday May 10, 1999 at 1:00 p.m. and at any adjournment thereof for the purposes set forth in the accompanying notice of meeting. This proxy statement and the accompanying notice of meeting and form of proxy are being mailed to the Corporation's shareholders commencing on or about March 30, 1999. The 1998 annual report to the Corporation's shareholders, which includes its financial statements, is also being mailed on or about March 30, 1999 to each shareholder of record as of the close of business on March 25, 1999. Such annual report, however, is not to be deemed to be part of this proxy solicitation material.

The expense of solicitation of proxies will be borne by the Corporation. Following the mailing of the proxy material, solicitation of proxies may be made by mail, telephone, facsimile, telegram or personal interview by directors, officers or regular employees of the Corporation or its subsidiaries, who will receive no additional compensation for their services. The Corporation has also retained Kissel-Blake Inc. to solicit proxies personally or by mail, telephone, facsimile, or telegraph from brokerage houses, custodians, fiduciaries and nominees for a fee of $4,500 plus expenses. In addition, the Corporation will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Corporation's board of directors (the "Board") has fixed the close of business on March 25, 1999 as the record date for the determination of shareholders of the Corporation entitled to vote at the Meeting. As of the record date, the Corporation had approximately 8,707,796 common shares (the "Common Shares") issued and outstanding.

Each Common Share is entitled to one vote. Two shareholders present in person or by proxy are required in order to constitute a quorum for the transaction of business. Abstentions are treated as present and entitled to vote, and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

As indicated on page 8 under the heading "Principal Shareholders and Security Ownership of Management", The Dundee Bank, beneficially owns 34.4% of the issued and outstanding Common Shares of the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy accompanying this proxy statement are directors and/or officers of the Corporation. A shareholder of the Corporation has the right to appoint a person other than the person specified in such form of proxy and who need not be a shareholder of the Corporation to attend and act for him and on his behalf at the Meeting. Such rights may be exercised by striking out the name of the persons specified in the form of proxy, inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it in the reply envelope in the manner set forth in the accompanying notice of meeting.

ANY SHAREHOLDER GIVING A PROXY IN THE ACCOMPANYING FORM OF PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME PRIOR TO THE VOTING THEREOF BY DELIVERY OF NOTICE OF REVOCATION TO THE CORPORATION OR BY DELIVERY OF ANOTHER PROXY SUBSEQUENT UP TO 4:00 P.M. (TORONTO TIME) ON THE BUSINESS DAY PRECEDING THE DATE OF THE MEETING, OR ANY ADJOURNMENT THEREOF. SUCH NOTICES OF REVOCATION SHOULD BE ADDRESSED TO EITHER OF THE ADDRESSES LISTED BELOW:

          ZEMEX CORPORATION                    CIBC MELLON TRUST COMPANY
    CANADA TRUST TOWER, BCE PLACE                200 QUEEN'S QUAY EAST
     161 BAY STREET, SUITE 3750                         UNIT #6
          TORONTO, ONTARIO                         TORONTO, ONTARIO
           CANADA, M5J 2S1                          CANADA M5A 4K9
   ATTENTION: CORPORATE SECRETARY               ATTENTION: MOE HARRIFF
      TELEPHONE: (416) 365-8080                TELEPHONE: (416) 368-1481
        FAX : (416) 365-8094                      FAX: (416) 363-9524

WRITTEN REVOCATION MAY ALSO BE SUBMITTED TO THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING ON THE DATE OF THE MEETING OR ANY ADJOURNMENT THEREOF OR IN ANY OTHER MANNER PERMITTED BY LAW.

VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The persons in the enclosed form of proxy will vote the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions therein. In the absence of such specification, such shares will be voted in favour of each of the matters referred to herein.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and with respect to other matters, if any, which may properly come before the Meeting. At the date of this proxy statement, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters which are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

DOLLAR FIGURES

Unless expressly stated to the contrary, all "$" figures contained in this proxy statement refer to U.S. dollars.

                             BUSINESS OF THE MEETING


ELECTION OF DIRECTORS

A board of eight directors is to be elected at the Meeting. All directors so elected will hold office until the next annual meeting of shareholders of the Corporation or until their successors are elected or appointed. It is not expected that any nominee will be unable or will decline to serve as a director; however, if that should occur for any reason at or prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for the nominee designated by the present Board to fill the vacancy.

Unless otherwise instructed, the management representatives named in the enclosed form of proxy will vote the proxies received by them for the Corporation's eight nominees named below, all of whom are presently directors of the Corporation, unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors.

Opposite the name of each nominee for election as a director is (i) his age;
(ii) his position with the Corporation, his principal occupation and his business experience during the past five years; and (iii) the year in which he first became a director of the Corporation. All information is as of March 1, 1999.


                                   PROPOSAL I
                       NOMINEES FOR ELECTION AS A DIRECTOR


                                POSITION WITH THE CORPORATION;
                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING PAST        DIRECTOR
NAME                     AGE    FIVE YEARS                                                        SINCE
----                     ---    --------------------------------------------------------        --------
Paul A. Carroll          57     Chairman of the Executive Compensation / Pension                  1991
                                Committee; Member of the Corporate Governance Committee;
                                Chairman and Chief Executive Officer, World Wide
                                Minerals Ltd. (Toronto-based mining company) since
                                January 1997; Counsel, Smith Lyons (Toronto law firm)
                                since 1997 and prior thereto Partner of  Smith Lyons
                                since 1973; Chairman, Juno Limited; Director, Dundee
                                Bancorp Inc.; Director, Tahera Corporation

Morton A. Cohen          63     Chairman, President and Chief Executive Officer, Clarion          1991
                                Capital Corporation (Cleveland-based venture capital
                                company) since 1982; Chairman, Cohesant Technologies,
                                Inc.; Director, Gothic Energy Corporation; Director,
                                Sentex Sensing Technologies Inc.; Director, DHB Capital
                                Group

John M. Donovan          71     Chairman of the Audit Committee; Member of the Executive         1991
                                Compensation / Pension Committee and the Executive
                                Committee; Independent Consultant since July 1990;
                                Director, Philex Gold Inc.



                                      POSITION WITH THE CORPORATION;
                                      PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE DURING PAST       DIRECTOR
NAME                           AGE    FIVE YEARS                                                      SINCE
----                           ---    --------------------------------------------------------       --------
R. Peter Gillin                50     Chairman of the Corporate Governance Committee; Vice              1999
                                      Chairman and Director, N M Rothschild &
                                      Sons Canada Limited since 1996; prior
                                      to 1996, Managing Director and Head of
                                      the Mining Group, ScotiaMcLeod Inc.

Peter O. Lawson-Johnston       72     Chairman of the Board of Directors, Member of the                 1960
                                      Executive Compensation / Pension Committee, Member of
                                      the Executive Committee; Chairman and Trustee, Solomon
                                      R. Guggenheim Foundation; Chairman of the Board, The
                                      Harry Frank Guggenheim Foundation; Senior Partner,
                                      Guggenheim Brothers; President and Director, Elgerbar
                                      Corporation; Director, National Review, Inc.; Limited
                                      Partner Emeritus, Alex Brown & Sons, Inc.

Richard L. Lister              60     President and Chief Executive Officer of the Corporation          1991
                                      since May 1993;  Chairman of the Executive Committee;
                                      Director, Dundee Bancorp Inc.

Garth A.C. MacRae              64     Member of the Audit and Executive Committees; Vice                1998
                                      Chairman and Director, Dundee Bancorp Inc. since 1994;
                                      Director of Breakwater Resources Ltd.; Director, BGR
                                      Precious Metals Inc.; Director, Black Hawk Mining Inc.;
                                      Director, Dimethaid Research Inc.; Director, Reserve
                                      Royalty Corporation; Director, Eurogas Corporation

William J. vanden Heuvel       68     Member of the Executive and Corporate Governance                  1989
                                      Committees; Counsel, Stroock, Stroock & Lavan (attorneys
                                      at law, New York) since 1984; Senior Advisor, Allen &
                                      Company Inc. (investment bankers) since 1984; Chairman
                                      of the Board, IRC Group, Inc.; Co-Chairman, Council  of
                                      American Ambassadors; Director, Winstar Communications,
                                      Inc.


VOTE REQUIRED FOR ELECTION OF DIRECTORS

Directors will be elected at the Meeting by a majority of the votes cast at the Meeting by the holders of shares represented in person or by proxy. Votes may be cast for, or withheld from, each nominee.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOREGOING PERSONS.

                                   PROPOSAL II
                                    AUDITORS


APPOINTMENT OF AUDITORS

Deloitte & Touche LLP, independent certified public accountants, were first appointed auditors of the Corporation in 1993. The management representatives in the enclosed form of proxy intend to vote the shares represented by such proxy in favour of a resolution appointing Deloitte & Touche LLP as independent auditors of the accounts of the Corporation and its subsidiaries for the fiscal year ending December 31, 1999 and authorizing the Board to fix the remuneration of the auditors, unless the shareholder who has given such proxy has directed that the shares represented thereby be withheld from voting in the appointment of auditors. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be available to respond to questions and may make a statement if they so desire.

VOTE REQUIRED FOR RATIFICATION OF AUDITORS

Approval of the appointment of auditors requires the affirmative vote of a majority of the votes present in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.


                                  PROPOSAL III
                             1999 STOCK OPTION PLAN


APPROVAL OF 1999 STOCK OPTION PLAN

The Zemex Corporation 1999 Stock Option Plan (the "Option Plan") was adopted by the Board on January 15, 1999, subject to approval by the Corporation's shareholders. The purpose of the Option Plan is to promote the interests of the Corporation by affording its affiliates, employees, consultants and members of the Board an incentive, by means of an increased opportunity to acquire Common Shares, to share in the increase in value of the Common Shares, to remain associated with the Corporation and to exert their maximum efforts on its behalf. Although the material terms of the Option Plan are substantially similar to the Corporation's predecessor stock option plan, shareholder approval of the Option Plan is required in connection with the recent listing of the Corporation's Common Shares on The Toronto Stock Exchange. A copy of the Option Plan is attached to this proxy statement as Exhibit "A".

The Option Plan provides that a maximum aggregate of 272,543 Common Shares may be issued. In addition, the Option Plan stipulates that the aggregate number of Common Shares reserved for issuance to any one participant upon the exercise of options shall not exceed 5% of the total number of issued and outstanding Common Shares of the Corporation.

Under the Option Plan, options for the purchase of Common Shares may be granted to employees, non-employee directors and consultants of the Corporation or any affiliate. Each option is granted for a term of up to 10 years, subject to certain limitations, including the event of the death of the optionee or if the optionee ceases to be a participant under the Option Plan, and may be exercised at a price per Common Share that is not less than the closing price of the Common Shares on The Toronto Stock Exchange or the New York Stock Exchange on the trading day immediately preceding the date on which the applicable option is granted.

In addition, under the Option Plan a participant may, rather than exercise options which he or she is entitled to exercise, elect to require the Corporation to purchase for cancellation any such options, in whole or in part. Upon such election and, in lieu of receiving the Common Shares to which the purchased options relate, the Corporation, in its sole discretion, shall deliver to the Participant either (i) a cash payment of an amount equal to the product of the number of Common Shares to which the purchased options relate multiplied by the difference between the fair market value of the Common Shares to which the purchased options related and the exercise price for such Common Shares; or
(ii) that number of Common Shares, disregarding fractions, equal to the cash payment described above. In both cases, the Corporation will withhold required amounts on account of income taxes, which amounts will be remitted by the Corporation.

VOTE REQUIRED TO APPROVE 1999 STOCK OPTION PLAN

Approval of the 1999 Stock Option Plan requires the affirmative vote of a majority of the votes present in person or by proxy, excluding any votes cast by insiders of the Corporation to whom Common Shares may be issued pursuant to the Option Plan and their associates, aggregating 1,065,231 votes on the date hereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CORPORATION'S 1999 STOCK OPTION PLAN.


                                  PROPOSAL III
                        1999 EMPLOYEE STOCK PURCHASE PLAN


APPROVAL OF 1999 EMPLOYEE STOCK PURCHASE PLAN

At the Meeting, a proposal will be presented to the shareholders to approve the 1999 Employee Stock Purchase Plan (the "1999 ESPP"), an employee benefit plan that offers eligible employees of the Corporation the opportunity to purchase Common Shares of the Corporation through regular payroll deductions. The 1999 ESPP was adopted by the Board on January 15, 1999. Although the material terms of the ESPP are substantially similar to the Corporation's predecessor employee stock purchase plan, shareholder approval of the ESPP is required in connection with the recent listing of the Corporation's Common Shares on The Toronto Stock Exchange. A copy of the 1999 ESPP is attached to this proxy statement as Exhibit "B".

The purpose of the 1999 ESPP is to secure for the Corporation and its shareholders the benefits of the incentive which ownership of Common Shares of the Corporation will provide to its employees. Each eligible employee may contribute to the 1999 ESPP up to 10% of his or her base compensation. The Corporation will also contribute to the 1999 ESPP an amount equal to the amount of each participant's contribution. Each quarter, the aggregate amount contributed on behalf of each participant will be used to purchase Common Shares at a price equal to its fair market value during the calendar quarter preceding the date of purchase. After purchase, the Common Shares will be held by the Corporation for each participant for a period of one year. During the one-year holding period, dividends, voting rights and proxy statements will be passed through to the participants.

During the one-year holding period, if a participant terminates his or her employment with the Corporation, unless the participant ceases to be an employee by reason of death, disability or retirement, he or she will immediately cease participation in the 1999 ESPP and the contributions by the Corporation and Common Shares representing the contributions by the Corporation will be forfeited by them. In addition, under the terms of the 1999 ESPP, upon termination the participant would only be entitled to receive the lesser of the participant's original contributions to the 1999 ESPP or the value of the shares purchased with the participant's contributions. Under the 1999 ESPP, however, the Board would have the discretion to pay the full value of all Common Shares held for the Participant before the termination instead of allowing a forfeiture to occur.

The 1999 ESPP provides that a maximum aggregate of 218,366 Common Shares may be issued.

The Board may, at its discretion, terminate the 1999 ESPP or amend it in any respect, except that no such termination or amendment shall affect the right of a participant to receive his or her proportionate interest in Common Shares or contributions which have vested under the 1999 ESPP.

VOTE REQUIRED TO APPROVE 1999 EMPLOYEE STOCK PURCHASE PLAN

Approval of the 1999 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes present in person or by proxy, excluding any votes cast by insiders of the Corporation to whom Common Shares may be issued pursuant to the 1999 ESPP and their associates, aggregating 659,918 votes as of the date hereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE CORPORATION'S 1999 EMPLOYEE STOCK PURCHASE PLAN.


REPORTS REQUIRED BY SECTION 16(A)

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Shares to file reports of ownership and changes in ownership of the Corporation's Common Shares with the Securities and Exchange Commission and any exchange on which the Corporation's Common Shares are traded. Based solely on its review of the copies of Forms 3, 4 and 5 received by the Corporation, or written representations from certain reporting persons that no Form 5s were required for such persons, the Corporation believes that, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of December 31, 1998, information concerning the Common Shares beneficially owned by each person who, to the knowledge of the Corporation, is the holder of 5% or more of the Common Shares of the Corporation, each director, and each Named Officer (as defined on page 13 under the heading "Executive Compensation") who was an executive officer as of that date, and all executive officers and directors of the Corporation as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

                                                                SHARES                                 PERCENTAGE
NAME OF BENEFICIAL OWNER(1)(2)(3)(4)                     BENEFICIALLY OWNED(5)                    BENEFICIALLY OWNED
------------------------------------                     ---------------------                    ------------------
The Dundee Bank                                             2,995,175                                     34.4%
    P.O. Box HM 2706
    Hamilton, HM KX
    Bermuda
Paul A. Carroll                                                25,019 (6)(7)                                 *
Morton A. Cohen                                               318,886 (6)(7)(8)                            3.7%
John M. Donovan                                                30,520 (6)(7)                                 *
R. Peter Gillin                                                     0                                        *
Peter O. Lawson-Johnston                                       97,692 (6)(7)(9)                            1.1%
Richard L. Lister                                             810,131 (7)(10)(11)(12)(14)                  9.3%
    Canada Trust Tower, BCE Place
    161 Bay Street, Suite 3750
    Toronto, Ontario, Canada M5J 2S1
Garth A.C. MacRae                                                   0                                        *
William J. vanden Heuvel                                       43,196 (6)(7)                                 *
Allen J. Palmiere                                              80,520 (7)(11)                                *
Peter J. Goodwin                                               82,137 (11)(14)                               *
Terrance J. Hogan                                              87,481 (11)(13)(14)                         1.0%
George E. Gillespie                                            26,649 (11)(14)                               *
All Directors and Named Officers                            1,602,231 (6)(7)(8)(9)(10)(11)(12)(13)(14)    18.4%
    as a group (12 persons)

[FN]
* Denotes less than 1% of Common Shares outstanding

(1) A Schedule 13G, prepared for Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Asset Management Group ("AMG")), was filed with the Securities and Exchange Commission indicating that it could be construed to be a beneficial owner of 863,610 Common Shares as of December 31, 1998. However, AMG disclaims any beneficial ownership of the Common Shares because they were held in proprietary trading accounts.

(2) Zesiger Capital Group LLC ("Zesiger") has filed a Schedule 13G with the Securities and Exchange Commission indicating that it could be deemed to be a beneficial owner of 886,400 Common Shares as of December 31, 1998. However, Zesiger disclaims any beneficial ownership of the Common Shares as they are held in discretionary accounts which Zesiger manages.

(3) Franklin Resources, Inc. ("Franklin") has filed a Schedule 13G with the Securities and Exchange Commission indicating that it could be deemed to be a beneficial owner of 580,755 Common Shares as of December 31, 1998. However, Franklin disclaims any beneficial ownership of the Common Shares as they are owned by one or more open or closed-end investment companies or held in discretionary accounts which Franklin manages.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 454,469 Common Shares of Zemex Corporation as of December 31, 1998, all of which Common Shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such Common Shares.

(5) Computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended.

(6) These directors were each granted options for 15,000 Common Shares at $5.50 per share exercisable in two instalments of 7,500 each beginning on May 26, 1994 and May 26, 1995, respectively. These options expire on May 26, 1999. On February 8, 1995, these directors were each granted options for an additional 5,000 Common Shares at $9.125 per share exercisable in two instalments of 2,500 each beginning on February 8, 1996 and February 8, 1997, respectively, and expiring on February 8, 2001. Additionally, on April 21, 1997, each of these directors was granted options for 10,000 Common Shares at $7.00 per share exercisable in two instalments of 5,000 each beginning on April 21, 1998 and April 21, 1999, respectively. These options expire April 21, 2003. On May 15, 1998, these directors were each granted options for an additional 7,500 Common Shares at $10.1825 per share exercisable in two instalments of 3,750 each beginning on May 15, 1999 and May 15, 2000, respectively. Shares shown in the table include the 25,000 currently exercisable options for each director, respectively, except for Mr. Carroll who exercised 15,000 options in March 1998.

(7) Each of these directors and members of management purchased 5,000 Common Shares from G.E. Wood, former President and Chief Executive Officer, as part of an assignment of the Corporation's settlement agreement with Mr. Wood dated August 10, 1993.

(8) Includes 288,040 Common Shares owned by Clarion Capital Corporation, a company which Mr. Cohen may be deemed to be the beneficial owner.

(9) Includes 18,733 Common Shares beneficially owned by Elgerbar Corporation. Mr. Lawson-Johnston is President and Director of Elgerbar Corporation and has shared voting and investment power with respect to the Common Shares held by it.

(10) In 1991, Richard L. Lister, President and Chief Executive Officer of the Corporation, acquired 357,000 Common Shares under the Corporation's Key Executive Stock Purchase Plan for an aggregate purchase price of $1,749,300 ($4.90 per share). The Corporation loaned Mr. Lister the full amount of the purchase price. This non-interest bearing loan, which was originally scheduled to mature in 1997, is reviewed annually by the Board and extended at that time. The loan is evidenced by a promissory note secured by a pledge of the Common Shares. If Mr. Lister leaves the employ of the Corporation at any time prior to full payment of the loan, the principal amount will be due in full 30 days after the date his employment terminates. Any balance remaining unpaid on the loan after it is due will bear interest at the prime rate plus 1.0%. So long as the loan is outstanding, Mr. Lister is required to vote the 357,000 Common Shares in a manner consistent with the recommendation of the Board.

(11) Includes Common Shares issuable upon exercise of vested options as follows:
     Mr. Lister, 220,000 Common Shares; Mr. Palmiere, 75,000 Common Shares; Mr. Goodwin, 60,000 Common Shares; Mr. Hogan, 47,000 Common Shares; Mr. Gillespie, 25,000 Common Shares; and all Named Officers and directors as a group, 537,000 Common Shares.

(12) During 1997, the Corporation agreed to guarantee a personal loan in the amount of $600,000 drawn down by Mr. Lister. The proceeds of the loan were used to acquire 85,700 Common Shares on the open market. The Common Shares acquired are held by the Corporation as security for the loan guarantee.

(13) As part of the Corporation's purchase of Alumitech, Inc., in May 1995, Mr. Hogan was issued 28,558 Common Shares and options for an additional 22,000 Common Shares at $9.75 per share exercisable in two instalments of 11,000 Common Shares each beginning on May 12, 1996 and May 12, 1997, respectively, in exchange for his interest in Alumitech, Inc. The options expire on May 12, 2001.

(14) Includes Common Shares purchased from January 1, 1995 to December 31, 1998, plus any applicable stock dividends, in accordance with the terms and conditions of the Corporation's employee stock purchase plan as follows:
     Mr. Lister, 23,762 Common Shares; Mr. Goodwin, 12,483 Common Shares; Mr. Hogan 8,507 Common Shares; and Mr. Gillespie, 1,622 Common Shares.

                                  REPORT OF THE
                   EXECUTIVE COMPENSATION / PENSION COMMITTEE

The following is the report of the Executive Compensation / Pension Committee of the Corporation describing the compensation policies and rationale with respect to compensation paid to executive officers for the year ended December 31, 1998. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates it by reference into such filing.

The Corporation applies a consistent philosophy to compensation for all employees. This philosophy is based on the premise that the achievements of the Corporation result from the co-ordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long term success of the Corporation. The Corporation's compensation program for executive officers, including the President and Chief Executive Officer (CEO), is based on the same five principles applicable to compensation decisions for all employees of the
Corporation:

     - The Corporation pays competitively. The Corporation is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Corporation regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

     - The Corporation pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors, new product introductions and execution of long term strategy. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Corporation values are fostered.

     -    The Corporation strives for fairness in the administration of pay.

     - The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Corporation and at comparable companies.

     - The Corporation believes that employees should understand how the performance evaluation and pay administration process works.

The process of assessing performance is as follows:

     - At the beginning of the performance cycle, the evaluating manager sets objectives and key goals and submits these for review by the head of that division and the President and CEO of the Corporation.

     - The evaluating manager gives the employee ongoing feedback on performance.

     - At the end of the performance cycle, the manager evaluates the employee's accomplishment of objectives / key goals.

     - The manager compares the results to the results of peers within the operating unit.

     - The evaluating manager communicates the comparative results to the employee.

     - The comparative results affects decisions on salary, bonuses and stock options.

COMPENSATION

The Corporation has had a history of using a simple total compensation program that consists of cash and, since 1990, equity-based compensation. Having a compensation program that allows the Corporation to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The compensation vehicles are:

     -    CASH-BASED COMPENSATION
          Salary: The Corporation sets base salary for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market.

     -    EQUITY-BASED COMPENSATION
          Stock Option Program: The purpose of this program is to provide additional incentives to employees to work to maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Corporation.

     -    BONUS PROGRAM
          The Corporation maintains a bonus program for certain key employees which is specifically designed to grant greater compensation to those key employees to recognize their performance in the plan year.

1998 PERFORMANCE

At the beginning of fiscal 1998, the Executive Compensation / Pension Committee reviewed performance objectives for the Corporation. Performance relative to these objectives was the basis for determining the 1998 bonus of the President and CEO.

Similarly, 1998 performance goals for the other Named Officers were approved by the President and CEO at the beginning of the year. Performance measures and goals were similar to those of the President and CEO. Their performance for 1998 was evaluated by the President and CEO and bonuses were awarded based on this evaluation.


                                 EXECUTIVE COMPENSATION / PENSION COMMITTEE
                                 PAUL A. CARROLL
                                 JOHN M. DONOVAN
                                 PETER O. LAWSON-JOHNSTON


EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 1998, 1997 and 1996, paid to those persons who were at the end of the 1998 fiscal year (i) the chief executive officer; and (ii) the other four most highly paid executive officers of the Corporation (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                            ANNUAL                 SECURITIES
NAME AND                                                 COMPENSATION              UNDERLYING            ALL OTHER
PRINCIPAL POSITION                    YEAR           SALARY           BONUS         OPTIONS (1)       COMPENSATION (2)
------------------                    ----           ------           -----        -----------       ----------------
Richard L. Lister                     1998          $256,133         $189,000         80,000               $45,813
  President and CEO                   1997          $265,380         $150,000             --               $40,595
                                      1996          $267,537               --             --               $39,994

Peter J. Goodwin                      1998          $183,333          $90,000          25,000              $35,759
  President, Industrial Minerals      1997          $166,666          $83,000          10,000              $23,393
                                      1996          $144,530               --          25,000(3)           $20,230
                                                                                                           $17,418
George E. Gillespie                   1998          $166,667          $61,000          25,000              $10,703
  President, Metal Powders            1997          $119,318          $25,000          25,000

Terrance J. Hogan                     1998          $162,000          $22,700          25,000              $20,845
  President, Alumitech, Inc.          1997          $146,667          $45,000          15,000               $9,218
                                      1996          $136,667               --              --              $14,816

Allen J. Palmiere                     1998          $153,929          $49,356          25,000              $17,427
  Vice President, Chief Financial     1997          $150,619          $68,607              --              $17,972
  Officer and Assistant Secretary     1996          $139,368               --              --              $15,788

(1) On February 18, 1997, Mr. Goodwin and Mr. Hogan were granted options for 10,000 and 15,000 Common Shares, respectively, at an exercise price of $7.25. On April 21, 1997, Mr. Gillespie was granted options for 25,000 Common Shares at an exercise price of $7.00. On February 19, 1998, Mr. Gillespie was granted options for 25,000 Common Shares at an exercise price of $7.875. On May 15, 1998, Mr. Lister, Mr. Goodwin, Mr. Palmiere, Mr. Hogan and Mr. Gillespie were granted options for 80,000, 25,000, 25,000, 25,000 and 25,000 Common Shares, respectively at an exercise price of $10.1825.

(2) Constitutes premiums for term life insurance exceeding amounts eligible to most employees, automobile benefits, memberships/dues, and employer matched contributions to a group registered retirement plan and an employee stock purchase plan. In 1995, the Corporation adopted an employee stock purchase plan whereby employees may elect to invest up to 10% of their earnings and the Corporation matches funding for the purchase of the Corporation's Common Shares. Common Shares purchased under this plan are held for a one-year vesting period. In connection with the plan, amounts shown for Mr. Lister include $25,200 in each of 1998, 1997, and 1996 with respect to benefits derived from participation in the plan. Amounts shown for Mr. Goodwin include plan benefits of $18,120, $16,248, and $14,200 in 1998, 1997 and 1996, respectively. Amounts shown for Mr. Hogan include plan benefits of $13,250 for 1998 and 13,000 for each of 1997 and 1996, respectively. Amounts shown for Mr. Gillespie include plan benefits of $4,200 and $3,150 in 1998 and 1997. Amounts shown for Mr. Lister do not include imputed interest of $83,152, $65,596, and $100,453 in 1998, 1997, and 1996, respectively, on a loan Mr. Lister received under the Corporation's Key Executive Stock Purchase Plan. The Corporation does not reimburse Mr. Lister for any tax consequences arising from this loan. (See
     Note 10 Principal Shareholders and Security Ownership of Management.)

(3) On July 14, 1994, Mr. Goodwin was granted options for 25,000 Common Shares at $11.50 per share. On July 18, 1996, these options were repriced to $9.125.


OPTION EXERCISE AND YEAR-END VALUES TABLE

With respect to the Named Officers, the following table sets forth the number of options exercised and the value realized upon exercise and the value of outstanding options at December 31, 1998, using $6.25, the closing price of the Common Shares on the New York Stock Exchange on December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF UNEXERCISED          VALUE OF IN-THE-MONEY
                             SHARES                           OPTIONS AT YEAR-END            OPTIONS AT YEAR-END
                            ACQUIRED         VALUE              EXERCISABLE/                    EXERCISABLE/
NAMED OFFICER              ON EXERCISE     REALIZED             UNEXERCISABLE                  UNEXERCISABLE
-------------              -----------     --------             -------------                  -------------
Richard L. Lister              --             --              220,000 / 80,000                 $90,000 / $0
Allen J. Palmiere              --             --               75,000 / 25,000                    $0 / $0
Peter J. Goodwin               --             --               55,000 / 30,000                    $0 / $0
Terrance J. Hogan              --             --               39,500 / 32,500                    $0 / $0
George E. Gillespie            --             --               12,500 / 62,500                    $0 / $0

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

The following chart summarizes any indebtedness to the Corporation as at December 31, 1998 of the Corporation's directors and Named Officers entered into in connection with a purchase of Common Shares of the Corporation, excluding routine indebtedness.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
                       UNDER SECURITIES PURCHASE PROGRAMS


                                                                                            FINANCIAL
                                                                                             ASSISTED        NUMBER OF COMMON
                                                   LARGEST AMOUNT         AMOUNT            SECURITIES        SHARES HELD AS
NAME AND PRINCIPAL             INVOLVEMENT OF       OUTSTANDING        OUTSTANDING AS        PURCHASED        SECURITY FOR
POSITION                      THE CORPORATION       DURING 1998       AT MARCH 1, 1999      DURING 1998        INDEBTEDNESS
--------                      ---------------       -----------       ----------------      -----------        ------------
Richard L. Lister                  Lender            $1,749,300           $1,749,300            --                257,000
President & CEO
Richard L. Lister                Guarantor             $600,000             $600,000            --                 85,700
President & CEO
Paul A. Carroll                    Lender               $15,000              $15,000            --                  2,500
Director
John M. Donovan                    Lender               $15,000              $15,000            --                  2,500
Director
Morton A. Cohen                    Lender               $15,000              $15,000            --                  2,500
Director
Allen J. Palmiere                  Lender               $35,000              $35,000            --                  5,000
Vice President & CFO


The following chart summarizes any indebtedness to the Corporation as at December 31, 1998 of the Corporation's directors and Named Officers not entered into in connection with a purchase of Common Shares of the Corporation, excluding routine indebtedness.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
               UNDER OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

NAME AND                  INVOLVEMENT OF THE         LARGEST AMOUNT OUTSTANDING      AMOUNT OUTSTANDING AS AT
PRINCIPAL POSITION            CORPORATION                   DURING THE YEAR                MARCH 1, 1999
------------------            -----------                   ---------------                -------------
Richard L. Lister               Lender                       $200,000                          $0
President & CEO
Paul A. Carroll                 Lender                       $124,000                       $115,000
Director

COMPENSATION OF DIRECTORS

Each director who is not a salaried employee of the Corporation is paid $10,000 per annum on a semi-annual basis for his services as a director. Directors are also entitled to a fee of $600 for each board and committee meeting attended, and reimbursement of their travel related expenses. In the year ended December 31, 1998, the following options were granted to the directors of the Corporation pursuant to the Corporation's 1995 Stock Option Plan:

                                                                                    MARKET VALUE OF
                                                                                      UNDERLYING
                                                        COMMON                          OPTIONS
                                                     SHARES UNDER                    COMMON SHARES
                                       DATE             OPTIONS       EXERCISE          ON DATE
NAME                                OF GRANT            GRANTED        PRICE            OF GRANT         EXPIRATION DATE
----                                --------            -------        -----            --------         ---------------
Paul A. Carroll                    May 15, 1998           7,500       $10.1875          $10.1875           May 15, 2004
Morton A. Cohen                    May 15, 1998           7,500       $10.1875          $10.1875           May 15, 2004
John M. Donovan                    May 15, 1998           7,500       $10.1875          $10.1875           May 15, 2004
Peter Lawson-Johnston              May 15, 1998           7,500       $10.1875          $10.1875           May 15, 2004
Richard L. Lister                  May 15, 1998          80,000       $10.1875          $10.1875           May 15, 2004
Garth A.C. MacRae               October 1, 1998          15,000          $6.50             $6.50        October 1, 2004
William J. vanden Heuvel           May 15, 1998           7,500       $10.1875          $10.1875           May 15, 2004


PENSION PLAN

Pursuant to the Corporation's pension plan, employees are entitled to pension benefits after five years of service with the Corporation. The amount of such benefits depends upon salary and length of service as shown in the table below. The service factor is 1 1/2% per year. There is a Social Security offset. As of January 1, 1999, the number of credited years of service and the compensation covered by the pension plan for the Named Officers are: Richard L. Lister, 7.5 and $256,133; Peter J. Goodwin, 4.5 and $183,333; and George E. Gillespie 1.8 and $166,667.

 AVERAGE FINAL COMPENSATION                      CREDITED SERVICE AS OF NORMAL RETIREMENT DATE
AS OF NORMAL RETIREMENT DATE           15              20             25             30              35
----------------------------           --              --             --             --              --
        $ 50,000                     $8,285         $11,047         $13,809        $16,571         $19,333
        $ 75,000                    $13,910         $18,547         $23,184        $27,821         $32,458
        $100,000                    $19,535         $26,047         $32,559        $39,071         $45,583
        $125,000                    $25,160         $33,547         $41,934        $50,321         $58,708
        $150,000                    $30,785         $41,047         $51,309        $61,571         $71,833
        $175,000                    $32,135         $42,847         $53,559        $64,271         $74,983
        $200,000                    $32,135         $42,847         $53,559        $64,271         $74,983
        $225,000                    $32,135         $42,847         $53,559        $64,271         $74,983

Note: All benefits shown were estimated using the 1999 Social Security Law and assume the employee terminates employment during 1999 on his Normal Retirement Date (age 65). The benefits shown are payable at Normal Retirement Date as a Five Year Certain and Life Annuity, the normal form for an unmarried participant. All amounts are annual.

                              CORPORATE GOVERNANCE

The Toronto Stock Exchange has adopted guidelines for effective corporate governance (the "TSE Guidelines"), addressing matters such as the constitution of, and functions to be performed by, the Board and its committees. The Toronto Stock Exchange requires that each listed corporation incorporated in Canada or a province of Canada disclose its approach to corporate governance with reference to these guidelines on an annual basis.

BOARD MANDATE

The Corporation's Board is ultimately responsible for supervising the management of the business and affairs of the Corporation and to act in the best interests of the Corporation. The Board discharges its responsibility directly and through its committees which consist of an Audit Committee, a Corporate Governance Committee, an Executive Committee, an Executive Compensation / Pension Committee, and, until recently, a Nominating Committee. As described more fully below, the responsibilities of the Nominating Committee was recently assumed by the newly formed Corporate Governance Committee. Specific responsibilities of the Board include reviewing and approving the Corporation's strategic and operating plans, corporate objectives and goals applicable to the senior management of the Corporation and significant operational and financial matters and providing direction on these matters.

Mr. Lister is a director and the President and Chief Executive Officer of the Corporation. In the view of the Board, the fact that Mr. Lister is a member of the Board as well as senior management does not impair the ability of the Board to act independently of management. The Corporation believes that the investment of all shareholders in the Corporation is fairly reflected in the composition of the Board since seven of the eight directors are unrelated to the Corporation.

BOARD MEETINGS AND COMMITTEES

The Board met eleven times during 1998. No director attended fewer than 75% of the meetings of the Board and its committees held during the period in 1998. Currently the Board consists of eight persons, of which seven are unrelated:
Messrs. Carroll, Cohen, Donovan, Gillin, Lawson-Johnston, MacRae and vanden Heuvel. Under the TSE Guidelines, an unrelated director is a director who is independent of management and is free from any interest in any business or other relationship which could, or could reasonably be perceived to, materially interfere with the directors' ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding.

The Corporation maintains standing Audit, Corporate Governance, Executive, and Executive Compensation / Pension Committees.

Audit Committee

The Audit Committee met formally three times during 1998. During 1998, the members of the Audit Committee were Patrick H. O'Neill (Chairman), John M. Donovan and Thomas B. Evans, Jr., who resigned from the board in February 1999. In January 1999, Mr. O'Neill retired from the Board and as Chairman of the Audit Committee, but he remains actively involved with the Corporation as a director emeritus. In January 1999, Mr. Donovan assumed the role of Chairman and Garth A.C. MacRae joined the Audit Committee. The Audit Committee reviews the financial reporting process of the Corporation on behalf of the Board. In fulfilling its responsibility, the Audit Committee recommended to the Board, subject to shareholder approval, the selection of Deloitte & Touche LLP as the Corporation's independent auditors. During 1998, the Audit Committee met with the Corporation's management and with representatives of Deloitte & Touche LLP without the Corporation's management being present.

Corporate Governance Committee

At the beginning of 1999, the Board established a Corporate Governance Committee with the mandate of further reviewing the Corporation's corporate governance practices and to determine what, if any, changes are necessary. The Corporate Governance Committee will conduct its review and report to the Board with its recommendations during fiscal 1999. Additionally, commencing in 1999, the Corporate Governance Committee will assume the responsibilities of the Nominating Committee. The Corporate Governance Committee is comprised of R. Peter Gillin (Chairman), Paul A. Carroll, and William J. vanden Heuvel.

Executive Committee

The Executive Committee, whose members include Peter O. Lawson-Johnston, John M. Donovan, Garth A.C. MacRae, William J. vanden Heuvel and Richard L. Lister (Chairman), met four times during 1998. The purpose of the Executive Committee is to act on behalf of the Board and to authorize and approve major capital expenditures, which are subsequently ratified by the full Board.

Executive Compensation / Pension Committee

The Executive Compensation / Pension Committee, whose members include Paul A. Carroll (Chairman), Peter O. Lawson-Johnston and John M. Donovan, met three times during 1998. This Committee sets policies and guidelines with respect to compensation and pensions.

Nominating Committee

The Nominating Committee met one time in 1998 to advise the Board on prospective nominees for election to the Board. Its members included Peter O.
Lawson-Johnston (Chairman), Thomas B. Evans, Jr. and Richard L. Lister. As mentioned above, the Corporate Governance Committee will assume the responsibilities of the Nominating Committee commencing in 1999.

BOARD PERFORMANCE

Although the Board did not formally assess the effectiveness of the Board of Directors in 1998, the Board continually assesses the performance of management and the Corporation. In that regard, the Board believes that management and the Corporation performed well in fiscal 1998.

SHAREHOLDER FEEDBACK

All shareholder or investment community inquiries are directed to the Corporate Secretary and Assistant Treasurer. Shareholder inquiries are responded to promptly by the appropriate individual within the Corporation. In order to be considered for inclusion in the Corporation's proxy statement for the 2000 Annual Meeting of Shareholders, proposals from shareholders must be received by the Corporation on or before December 1, 1999. Such proposals should be addressed to the Corporate Secretary and Assistant Treasurer, Zemex Corporation, Canada Trust Tower, BCE Place, 161 Bay Street, Suite 3750, Toronto, Ontario, M5J 2S1.

EXPECTATIONS OF MANAGEMENT

The Board believes it is critical that management of the Corporation provides complete and accurate information with respect to the business and affairs of the Corporation and an analysis of the industries in which the Corporation operates. To date the Board believes management has provided detailed quarterly information, which has allowed the Board to be effective in supervising the business and affairs of the Corporation.

BOARD APPROVAL

The Board has no formal policy setting out what specific matters must be brought by management to the Board for approval; however, there is a clear understanding between management and the Board through historical Board practice and accepted legal practice that all transactions or matters of a material nature must be presented by management for approval by the Board. It has been the experience to date of the Board that they have been kept well informed as to the business and affairs of the Corporation and that the matters which have been brought forward to the Board for approval have been appropriate.


PERFORMANCE GRAPH

The performance graph compares the performance of the Corporation's Common Shares to the Dow Jones Industrial Average Index and the Dow Jones Basic Materials Average Index over the past five-year period. The graph assumes that the value of the investment in the Corporation's Common Shares and each index was $100 at December 31, 1993 and that all dividends were reinvested. As a diversified producer of industrial minerals and specialty products, many of the companies with which the Corporation competes are private and peer group comparative data is not available.



                   [ZEMEX FIVE-YEAR CUMULATIVE RETURN CHART]



                                       1993        1994        1995       1996        1997        1998
                                       ----        ----        ----       ----        ----        ----
Zemex Total Cumulative Return          100         130         154         111        140         105
Dow Jones Industrial Average           100         105         144         185        231         273
Dow Jones Basic Materials Average      100         106         128         149        168         159

OTHER MATTERS

Management is not aware of any other matters to be considered at the Meeting other than as set forth in this proxy statement. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy in their discretion to vote the proxies in accordance with their best judgment on such matters.


BOARD APPROVAL

The Board has approved the contents and the sending of this proxy statement to the Corporation's shareholders.




                                    By Order of the Board of Directors,

                                    /s/ Patricia K. Moran

                                    Patricia K. Moran
March 25, 1999                      Corporate Secretary and Assistant Treasurer

                                   EXHIBIT "A"

                                ZEMEX CORPORATION
                             1999 STOCK OPTION PLAN


1. PURPOSES. The purposes of this 1999 Stock Option Plan, as amended from time to time (this "Plan"), are to encourage selected key employees, directors and consultants of the Corporation and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Corporation, to generate an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of share owners, and to enhance the ability of the Corporation and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Corporation depends.

2. DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:

     "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Corporation, and (ii) any entity in which the Corporation has a significant equity interest, in either case as determined by the Committee.

     "AWARD" shall mean any Option.

     "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document evidencing any Award and covering the specific terms and conditions of such Award.

     "BOARD" shall mean the Board of Directors of the Corporation.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITTEE" shall mean a committee consisting entirely of two or more Non-Employee Directors, who are empowered hereunder to take all action required in the administration of the Plan and the grant and administration of Awards hereunder.

     "COMMON SHARES" shall mean the common shares of the Corporation as constituted on the date hereof, or, following an adjustment under Section 4(3) of this Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

     "CORPORATION" shall mean Zemex Corporation.

     "CONSULTANT" shall mean any person who is engaged by the Corporation or any Affiliate to render consulting or advisory services as an independent contractor and is compensated for such services.

     "DISABILITY" shall mean a Participant's permanent disability within the meaning of Section 22(e)(3) of the Code.

     "EMPLOYEE" shall mean any employee of the Corporation or of any Affiliate.

     "FAIR MARKET VALUE" shall mean, with respect to Common Shares, the closing price of a Common Share quoted on The Toronto Stock Exchange or the New York Stock Exchange, or if the Common Shares are not listed on The Toronto Stock Exchange, on the principal Canadian securities exchange on which such stock is listed, or if the Common Shares are not listed on any such stock exchange, on the principal securities exchange on which such stock is listed, or if the Common Shares are not listed on any exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the date of grant, or if none are available on such day, on the next preceding day for which are available, or if no such quotations are available, the fair market value on the date of grant of a Common Share as determined in good faith by the Committee. In the event the Common Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

     "INCENTIVE STOCK OPTION" shall mean an option granted under Section 6(1) of this Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "NON-EMPLOYEE DIRECTOR" shall mean a director of the Corporation who meets the definition of (i) a "non-employee director" set forth in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule, and (ii) an "outside director" set forth in Treasury Regulation 1.162-27, as amended, or any successor rule.

     "NON-QUALIFIED STOCK OPTION" shall mean an option granted under Section 6(1) of this Plan that is not intended to be an Incentive Stock Option.

     "OPTION" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     "PARTICIPANT" shall mean any Employee, Non-Employee Director or Consultant selected by the Committee to receive an Award under this Plan.

     "PLAN" shall mean the Corporation's 1999 Stock Option Plan as set forth herein.

     "RETIREMENT" shall mean a Participant's termination of employment with, or the termination of the provision of services for, the Corporation or any Affiliate at or after age 65 (or such earlier age as the Committee shall determine) or in any other manner determined by the Committee to constitute retirement.

     "SEC" shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

     "SERVICE PROVIDER" means an Employee or Non-Employee Director of, or Consultant to, the Corporation.

3.   ADMINISTRATION.

(1) AUTHORITY OF COMMITTEE. This Plan shall be administered by the Committee. Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have full power and authority to:

     (i)    designate Participants;

     (ii) determine the type or types of Awards to be granted to eligible Participants;

     (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

     (iv)  determine the terms and conditions of any Award;

     (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended;

     (vi) determine whether, to what extent, and under what circumstances cash, Common Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

     (vii) interpret and administer this Plan and any instrument or agreement relating to this Plan or any Award hereunder;

     (viii)correct errors, omissions or inconsistencies in this Plan or in any Award Agreement, or any other instrument relating to an Award under this Plan, and (subject to the provisions of section 9) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in this Plan;

     (ix) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and

     (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan. To the extent necessary or appropriate, the Committee may adopt sub-plans consistent with this Plan to conform to applicable state or foreign securities or tax laws. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(2) DETERMINATIONS UNDER THIS PLAN. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Corporation, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Corporation.

(3) LIABILITY OF COMMITTEE. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his or her services on the Committee. Service on the Committee shall constitute service as a director of the Corporation (solely for purposes of the provisions of this Section 3(3)) so that members of the Committee shall be entitled to indemnification, any limitation of liability and reimbursement as directors with respect to their services as members of the Committee.

(4) DELEGATION OF CERTAIN RESPONSIBILITIES. The Committee may, in its sole discretion, delegate to appropriate officers of the Corporation the administration of this Plan; provided, however, that no such delegation by the Committee shall be made:

     (i)  if such delegation would not be permitted under applicable law; or

     (ii) with respect to the administration of this Plan as it affects executive officers or directors of the Corporation, and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in this Plan

     Subject to the above limitations, the Committee may delegate to the President or Chief Executive Officer of the Corporation its authority under this Section 3 to grant Awards to Employees who are not executive officers or directors of the Corporation. All authority delegated by the Committee under this Section 3(4) shall be exercised in accordance with the provisions of this Plan and any guidelines for, conditions on, or limitations to the exercise of such authority that may from time to time be established by the Committee.

(5) AWARD AGREEMENTS. Each Award under this Plan shall be evidenced by an Award Agreement which shall be signed by an officer of the Corporation and by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of this Plan. Nothing contained in this Plan or any resolutions adopted or to be adopted by the Board or by the shareholders of the Corporation shall constitute the granting of an Award under this Plan. A Service Provider who receives an Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until such Service Provider has executed an Award Agreement or other instrument evidencing the Award and shall have delivered an executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of the Award.

(6) AWARDS TO OFFICERS AND DIRECTORS. Awards to officers shall be granted by the Committee. If the Committee is not composed as prescribed in the definition of Committee above, the Board may take such action with respect to any Award to an officer as it deems necessary or advisable to comply with Rule 16b-3 of the Securities Exchange Act of 1934 and any related rules.

4.   COMMON SHARES AVAILABLE FOR AWARDS.

(1) COMMON SHARES AVAILABLE. Subject to adjustment as provided in Section 4(3), the number of Common Shares with respect to which Awards may be granted under this Plan shall be 272,543.

(2) TERMINATIONS AND CANCELLATIONS. If, after the effective date of this Plan, an Award otherwise terminates or is cancelled without the delivery of Common Shares or of other consideration, then the Common Shares covered by such Award, or to which such Award relates, or the number of Common Shares otherwise counted against the aggregate number of Common Shares with respect to which Awards may be granted, to the extent of any such termination or cancellation, shall again be Common Shares with respect to which Awards may be granted.

(3) ADJUSTMENTS. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Common Shares or other securities of the Corporation, or other similar corporate transaction or event affects the Common Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

     (i) the number of Common Shares or the kind of equity securities of the Corporation (or the number and kind of other securities or property) with respect to which Awards may be granted;

     (ii) the number of Common Shares or the kind of equity securities of the Corporation (or the number and kind of other securities or property) subject to outstanding Awards; and

     (iii)the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that any adjustment of an Incentive Stock Option shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code; and provided further, that the number of Common Shares subject to any Award denominated in Common Shares shall always be a whole number.

(4) SOURCES OF COMMON SHARES DELIVERABLE UNDER AWARDS. Any Common Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Shares.

(5) SINGLE PARTICIPANT LIMITATION. The aggregate number of Common Shares reserved for issuance to any one Participant upon the exercise of Options shall not exceed 5% of the total number of Common Shares outstanding from time to time, provided that any reduction in the number of outstanding Common Shares shall not affect any Option granted hereunder prior to the reduction.

5. ELIGIBILITY. Employees, Non-Employee Directors and Consultants of the Corporation or any Affiliate shall be eligible to be designated as Participants.

6.   STOCK OPTIONS.

(1) GRANT. Subject to the provisions of this Plan, the Committee shall have the authority to determine the Employees, Consultants and Non-Employee Directors to whom Options shall be granted, the number of Common Shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option; provided, however, that the terms and conditions of any Incentive Stock Option granted hereunder shall be subject to, and shall comply in all respects with, the requirements of Section 422 of the Code, as amended from time to time. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of options; provided, however, that Incentive Stock Options shall not be granted to Consultants, Non-Employee Directors, or any other persons who are not permitted to receive Incentive Stock Options under the Code.

(2) NUMBER OF COMMON SHARES. Each Award Agreement covering Options shall state that it covers a specified number of Common Shares, as determined by the Committee.

(3) PRICE. The price at which each Common Share covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Award Agreement related to such Option, but in no event shall the option price for each Common Share covered by an Incentive Stock Option be less than the Fair Market Value of a Common Share on the date the Option is granted; provided, however, that the Option Price for each Common Share covered by an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate must be at least 110% of the Fair Market Value of the Common Shares subject to the Incentive Stock Option on the date the Option is granted.

(4) DURATION OF OPTIONS. Each Award Agreement covering Options shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the "Option Period"). The Option Period must expire, in all cases, not more than ten years from the date an Option is granted; provided, however, that the Option Period of an Incentive Stock Option granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Affiliate must expire not more than five years from the date such an Option is granted. Each Award Agreement shall also state the periods of time, if any, as determined by the Committee, when incremental portions of each Option shall vest. If any Option is not exercised during its Option Period, it shall be deemed to have been forfeited and or no further force or effect.

(5) CASH ELECTION. A Participant may, rather than exercise Options which he or she is entitled to exercise under Section 6(4), irrevocably elect to require the Corporation to purchase for cancellation any such Options, in whole or in part. Upon such election and, in lieu of receiving the Common Shares to which the purchased Options relate (the "Designated Common Shares"), the Corporation, in its sole discretion, shall deliver to the Participant either:

     (i) a cash payment of an amount equal to the product of the number of Designated Common Shares multiplied by the difference between the Fair Market Value and the exercise price per share of the Designated Common Shares, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation; or

     (ii) that number of Common Shares, disregarding fractions, which have an aggregate Fair Market Value equal to the product of the number of Designated Common Shares multiplied by the difference between the Fair Market Value and the exercise price per share of the Designated Common Shares, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation. For the purposes of this section, the Fair Market Value per share shall be the weighted average trading price of the Common Shares during the five days immediately preceding the date of the Participant's election herein.

(6) TERMINATION OF SERVICE, DEATH, DISABILITY, ETC. Except as otherwise determined by the Committee, each Award Agreement covering Options shall provide as follows with respect to the exercise of the Options:

     (i) If the Participant is terminated as a Service Provider within the Option Period "for cause", the Option shall thereafter be void for all purposes. As used in this Section 6(6)(i), "cause" shall mean:

          (a) the intentional disregard of, or a gross violation of, the Corporation's established policies and procedures, as determined by the Corporation or the Committee; and

          (b) if applicable, as set forth in any employment or similar agreement between the Participant and the Corporation.

          The effect of this Section 6(6)(i) shall be limited to determining the consequences of a termination, and nothing in this Section 6(6)(i) shall restrict or otherwise interfere with the Corporation's discretion with respect to the termination of any Service Provider;

     (ii) If the Participant ceases to be a Service Provider due to the Participant's Retirement, the Option may be exercised by the Participant, within three months following his or her Retirement if the Option is an Incentive Stock Option or within twelve months following his or her Retirement if the Option is a Non-Qualified Stock Option (provided in each case that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Common Shares as to which the Option had become exercisable on or before the date the Participant ceases to be a Service Provider;

     (iii)If the Participant dies while he or she is a Service Provider or within the three-month period following the Participant's Retirement, the Option may be exercised by those entitled to do so under the Participant's will or by the laws of descent and distribution within twelve months following the Participant's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Common Shares as to which the Option had become exercisable on or before the date of the Participant's death or at such time as the Participant ceased to be a Service Provider, whichever is earlier;

     (iv) If the Participant suffers a Disability while a Service Provider, Options held by the Participant may be exercised by the Participant within twelve months following the date the Participant ceases to be a Service Provider (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Common Shares as to which the Option had become exercisable on or before the date the Participant ceased to be a Service Provider;

     (v) If the Participant ceases to be a Service Provider within the Option Period for any reason other than cause, Retirement, Disability or the Participant's death, the Option may be exercised by the Participant within three months following the date of such cessation (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Common Shares as to which the Option had become exercisable on or before the date that the Participant ceases to be a Service Provider;

     (iv) Notwithstanding the provisions of this Section 6(6) or any other provision of the plan, with respect to any Options granted to an Employee in connection with the commencement of employment as an Employee, the Committee may provide for terms as to retirement, disability, death or other termination of employment which are different from the terms provided in this Section 6(6) if such different terms are set forth in a written employment agreement with the Employee, which agreement shall have been approved by the Board, or are otherwise provided by the Committee, subject to the approval by the Board. Notwithstanding the foregoing, no Incentive Stock Options may be granted pursuant to this Section 6(6)(vi);

     (vii)Whether an authorized leave of absence or absence due to active military service shall constitute termination as a Service Provider shall be determined by the Committee at the time thereof. Notwithstanding the foregoing, in the case of Incentive Stock Options, if the period of leave exceeds ninety days, unless the individual's right to re-employment is guaranteed by statute or contract, the employment relationship will be deemed to have terminated on the ninety-first day of such leave; and

    (viii)If a Participant's status as a particular type of Service Provider changes to another type of Service Provider, the Committee, in its discretion, may determine that any Option previously granted shall continue in full force and effect so long as the Option is a Non-Qualified Stock Option. The Committee shall be permitted, in its discretion, to grant Non-Qualified Stock Options which provide that they shall continue in full force and effect if the Participant's status with the Corporation or any Affiliate changes, but such person continues as a Service Provider.

(7) LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined as of the time the Option is granted) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan (and all other incentive stock option plans of the Corporation, any subsidiary or parent corporation of the Corporation) shall not exceed US$100,000. In no event, however, shall an acceleration of exercisability pursuant to the terms of this Plan operate to reduce or limit the number of shares which may be exercised pursuant to such Incentive Stock Options. Common Shares in excess of the US$100,000 limit described herein which become exercisable as a result of acceleration shall be treated as Common Shares subject to a Non-Qualified Stock Option.

7.   TERMS AND CONDITIONS.

(1) AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in substitution for, any other Award granted under this Plan. Except as otherwise provided herein, Awards granted in addition to other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

(2) FORMS OF PAYMENT BY THE CORPORATION UNDER AWARDS. Subject to the terms of this Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in instalments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(3) LIMITS ON TRANSFER OF AWARDS. An Award shall not be transferable other than by will or the laws of descent and distribution, and an Option subject to exercise may be exercised, during the lifetime of the Participant, only by the Participant or in the event of death, the Participant's beneficiary as hereinafter provided, or in the event of Disability, the Participant's personal representative.

(4) TERM OF AWARDS. Unless otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

(5) COMMON SHARE CERTIFICATES. All certificates for Common Shares or other securities of the Corporation or any Affiliate delivered under this Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(6) CONSIDERATION FOR GRANTS. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(7) DELIVERY OF COMMON SHARES OR OTHER SECURITIES AND PAYMENT BY PARTICIPANT OF CONSIDERATION. No Common Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to this Plan or the applicable Award Agreement is, or is arranged to be (on terms acceptable to the Committee), received by the Corporation. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Common Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Common Shares or other property so tendered, or arranged to be tendered, to the Corporation, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to this Plan or the applicable Award Agreement to the Corporation.

(8) CANCELLATION OR SUSPENSION OF AWARDS. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be cancelled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be cancelled if the Participant, without the consent of the Committee, while employed by or providing services for the Corporation or after termination of such employment or services, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Corporation or with any business in which the Corporation has a substantial interest as determined by the Committee.

(9) CONDITIONS AND RESTRICTIONS ON AWARDS. At the time that an Award is granted, the Committee may provide for any conditions and/or restrictions which it intends to impose upon the Award and/or the Common Shares subject to the Award. The Committee may accelerate the vesting of any Participant's Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Corporation shall amend the Award Agreement to reflect the new vesting schedule. The acceleration of the exercise period of an Option shall not affect the expiration date of that Option. Notwithstanding the Committee's discretion in determining a vesting schedule, if any, with respect to a particular Award, an Option shall become fully vested should the Board of Directors recommend acceptance of a take-over bid or issue-bid for Common Shares of the Corporation.

(10) OPTION EXERCISE. Options shall be exercised by the delivery of written notice to the Corporation, in such form and to be filed in such manner as the Committee shall in its sole discretion prescribe, not later than 5:00 p.m., Toronto time, on the last day on which the Option may be exercised. Any written notice of the exercise of an Option shall set forth the number of Common Shares with respect to which the Option is to be exercised, shall include any statement or representation required by the applicable Award Agreement, and shall be accompanied by paying in full the purchase price for the Common Shares.

(11) REGISTRATION OF OPTION COMMON SHARES. The Options shall not be exercisable unless the purchase of the Common Shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or unless, in the opinion of counsel to the Corporation, the proposed purchase of the Common Shares would be exempt from the registration requirements of the Securities Act of 1933, as amended, and from the registration or qualification requirements of applicable state securities laws.

8.   CHANGE OF CONTROL.

(1) For purposes of this Plan, a "Change of Control" shall be deemed to have taken place if the shareholders of the Corporation approve a definitive agreement for:

     (i) the merger or other business combination of the Corporation with or into another corporation or entity pursuant to which the shareholders of the Corporation do not own, immediately after the transaction, more than 50% of the voting power of the corporation or entity that survives the merger or business combination; or

     (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Corporation.

(2) In the event of a Change of Control, the Committee may, in its discretion, determine that all outstanding Options granted under this Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms.

9. AMENDMENT AND TERMINATION. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in this
Plan:

(1) AMENDMENTS TO THIS PLAN. The Board may amend, alter, suspend, discontinue, or terminate this Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other person; provided that notwithstanding any other provision of this Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with;

(2) AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award granted hereunder, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not

     (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person's consent; or

     (ii) result in a decrease in the Fair Market Value of an Award without such Participant's or holder's or beneficiary's consent;

(3) ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Corporation or any Affiliate shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of this Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the Awards as so adjusted;

(4) ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(3) hereof) affecting the Corporation, any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan; and

(5) CANCELLATION. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be cancelled in consideration of a cash payment or alternative Award (equal to the Fair Market Value of the Award to be cancelled) made to the holder of such cancelled Award.

10.  GENERAL PROVISIONS.

(1) REPRESENTATIONS; LEGEND. The Committee may require each person purchasing Common Shares pursuant to an Option to represent to and agree with the Corporation in writing that the Participant is acquiring the Common Shares without a view to the distribution thereof. The certificates for such Common Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

(2) NO RIGHTS TO AWARDS. No Employee, Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(3) WITHHOLDING. A Participant may be required to pay to the Corporation or any Affiliate, and the Corporation or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Common Shares, other securities, other Awards or other property, as determined by the Committee) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Common Shares, at the Committee's discretion, the Participant may be required to pay to the Corporation or an Affiliate the amount of any taxes required to be withheld with respect to such Common Shares or, in lieu thereof, the Corporation or an Affiliate shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Common Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, the Corporation may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

(4) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Corporation or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(5) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to render services to, the Corporation or any Affiliate. Further, the Corporation or an Affiliate may at any time dismiss a Participant from employment, or otherwise terminate its relationship with a Service Provider, free from any liability or any claim under this Plan, except to the extent expressly provided otherwise in this Plan or in any Award Agreement.

(6) NO RIGHTS AS SHAREHOLDER. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Common Shares to be distributed under this Plan until he or she has become the holder of such Common Shares.

(7) GOVERNING LAW. The validity, construction, and effect of this Plan and any rules and regulations relating to this Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable United States law; provided, however, that, to the extent Canadian federal or Ontario provincial law is applicable to any aspect of this Plan, such law shall control to the extent that it does not conflict with application of any securities laws or tax laws of the United States upon the grant or exercise of an Award.

(8) SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(9) OTHER LAWS. The Committee may refuse to issue or transfer any Common Shares or other consideration under an Award if it determines that the issuance or transfer of such Common Shares or such other consideration might violate any applicable law or regulation, and any payment tendered to the Corporation by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Corporation, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of federal securities laws.

(10) NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation or any Affiliate.

(11) NO FRACTIONAL COMMON SHARES. No fractional Common Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(12) HEADINGS. Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(13) BROKERAGE ARRANGEMENTS. The Committee, in its discretion, may enter into arrangements with one or more banks, brokerages or other financial institutions to facilitate the disposition of Common Shares acquired upon exercise of Options, including, without limitation, the sale of the Common Shares acquired upon such exercise.

(14) INDEMNIFICATION. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favour) by reason of the fact that he or she is or was a member of the Committee, shall be indemnified by the Corporation, if, as and to the extent authorized by the laws of the Province of Ontario, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if the terms of such settlement have been consented to by the Corporation) actually and reasonably incurred by him or her in connection with the defence or settlement of such action, suit or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, personal representatives and administrators of such a person. No right of indemnification under the provisions set forth herein shall be available to or enforceable by any such person unless, within sixty days after institution of any such action or proceeding, such person shall have offered the Corporation, in writing, notice of and the opportunity to handle and defend same at its own expense unless the Corporation shall have waived the requirement to provide such written notice and offer.

11. EFFECTIVE DATE OF THIS PLAN. This Plan shall be effective on January 1, 1999 (the "Effective Date"); provided, however, that if this Plan is not approved by the shareholders of the Corporation within the period ending twelve months after the Effective Date, none of the Options granted hereunder shall constitute Incentive Stock Options.

12.  TERM OF THIS PLAN. No Award shall be granted under this Plan after
March 27, 2005; provided, however, that any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

                                   EXHIBIT "B"

                                ZEMEX CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE 1
                           PURPOSE AND INTERPRETATION

1.1 PURPOSE. The purpose of the 1999 Employee Stock Purchase Plan shall be to advance the interests of the Corporation by encouraging equity participation in the Corporation through the acquisition of Common Shares of the Corporation.

1.2 DEFINITIONS. In the Plan, the following capitalized words and terms shall have the following meanings:

     "AFFILIATE" includes any company in which the Corporation has an equity or voting interest of more than 50%.

     "AGGREGATE CONTRIBUTION" means the aggregate of a Participant's Contribution and the related Corporation's Contribution.

     "BASIC ANNUAL SALARY" means for any Participant for any Plan Year the total of the Participant's Regular Gross Wages and Salary exclusive of any overtime pay, bonuses or allowances of any kind whatsoever.

     "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     "COMMON SHARES" means the common shares of the Corporation as constituted on the date hereof.

     "CORPORATION" means Zemex Corporation, a corporation subject to the Canada Business Corporations Act.

     "CORPORATION'S CONTRIBUTION" means the amount the Corporation credits a Participant under Section 2.5.

     "DESIGNATED AFFILIATES" means the Affiliates of the Corporation designated by the Board of Directors for purposes of determinations under the Plan, such as eligibility of an employee to be an Eligible Employee and/or participation in the Plan by employees of Affiliates, from time to time.

     "ELIGIBLE EMPLOYEE" means an employee of the Corporation or Designated Affiliate who normally completes 30 or more hours of work per week.

     "HOLDING PERIOD" means a period of twelve months.

     "ISSUE PRICE" means the average of the closing prices of the Common Shares on The Toronto Stock Exchange or the New York Stock Exchange or other exchanges on which the Corporation may be listed for the calendar quarter in respect of which Common Shares are being issued under the Plan.

     "PARTICIPANT" means an Eligible Employee who becomes a participant in the Plan under Section 2.2.

     "PARTICIPANT'S CONTRIBUTION" means the amount a Participant elects to contribute to the Plan under Section 2.4(1) or Section 2.4(2).

     "PLAN" means the Employee Stock Purchase Plan provided for herein.

     "PLAN YEAR" shall mean the calendar year.

     "TOTAL AUTHORIZED SHARES" shall mean the initial number of Common Shares authorized by the approval of the shareholders of Zemex Corporation, which is 218,366 Common Shares, for purchase under the Plan.



                                    ARTICLE 2
                               SHARE PURCHASE PLAN

2.1 THE PLAN. The Plan is hereby established for Eligible Employees of the Corporation and its Designated Affiliates.

2.2 PARTICIPANTS. Participants in the Plan shall be Eligible Employees of the Corporation who have been continuously employed by the Corporation and/or any Designated Affiliates for at least twelve consecutive months. The Board of Directors, upon the recommendation of the President of the Corporation, shall have the right, at its absolute discretion, to waive the twelve-month eligibility period or to determine that the Plan does not apply to any Eligible Employee or group of Eligible Employees.

2.3  NUMBER OF SHARES.

(1) A number of Common Shares made available for the Plan, individually and collectively, shall be determined from time to time by the Board of Directors, but, in any case, shall not exceed, in the aggregate, the Total Authorized Shares. Should the total number of Common Shares which may be purchased under the Plan for a particular Plan Year exceed the number of Common Shares available for purchase under the Plan, then the Board of Directors shall make a pro rata allocation of the available shares and shall notify each Participant of such allocation.

(2) Notwithstanding the foregoing, in the event any change is made to the Common Shares purchasable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the Total Authorized Shares purchasable under the Plan, and the number of shares outstanding under the Plan.

2.4  ELECTION TO PARTICIPATE IN THE PLAN AND PARTICIPANT'S CONTRIBUTION.

(1) Any Participant may elect to contribute money to the Plan in any Plan Year if the Participant, prior to the end of the immediately preceding calendar year, delivers to the Corporation a written direction in form and substance satisfactory to the Corporation authorizing the Corporation to deduct from the Participant's salary the Participant's Contribution in equal instalments.

(2) If, on December 31 of any year, an Eligible Employee has not been continuously employed by the Corporation and/or any of its Designated Affiliates for at least twelve consecutive months (unless such twelve-month requirement is waived by the Board of Directors), then, in the next ensuing calendar quarter during which such Eligible Employee reaches six consecutive months of employment, he or she may elect to make a Participant's Contribution with respect to the balance of that Plan Year, commencing at the beginning of the next calendar quarter, by delivering to the Corporation the written direction referred to above.

(3) The Participant's Contribution shall not exceed 10%, before deductions, of the Participant's Basic Annual Salary; provided that, in the event of any employee electing to make a Participant's Contribution for less than a full Plan Year in accordance with Section 2.4(2) above, his or her Basic Annual Salary shall be pro-rated for the balance of that Plan Year.

(4) No adjustment shall be made to the Participant's contribution until the next succeeding Plan Year, and then only if a new written direction shall have been delivered to the Corporation for such Plan Year.

2.5 CORPORATION'S CONTRIBUTION. Immediately prior to the date any Common Shares are issued to a Participant in accordance with Section 2.7, the Corporation will credit the Participant with and thereafter hold for the Participant an amount equal to the Participant's Contribution then held by the Corporation.

2.6 AGGREGATE CONTRIBUTION. The Corporation shall not be required to segregate the Aggregate Contribution from its own corporate funds or to pay interest thereon.

2.7  ISSUE OF SHARES.

(1) As soon as practicable following March 31, June 30, September 30 and December 31 in each Plan Year, the Corporation will issue for the account of each participant fully paid and non-assessable Common Shares equal in value to the Aggregate Contribution as of such date converted into Common Shares at the applicable Issue Price. If such conversion would otherwise result in the issue for the account of a Participant of a fraction of a Common Share, the Corporation will issue only such whole shares as are issuable, and the balance shall be held as provided in Section 2.7(2).

(2) The Corporation shall hold any unused balance of the Aggregate Contribution for a Participant until used in accordance with the Plan.

2.8  SAFEKEEPING AND DELIVERY OF SHARES.

(1) All Common Shares issued for the account of a Participant in accordance with Section 2.7 will be held in safekeeping by the Corporation and will be delivered to such Participant upon the expiration of the Holding Period beginning on the date of issue of such Common Shares. If the Corporation receives, on behalf of a Participant in respect of any Common Shares held:

     (a)  a cash dividend;

     (b) options or rights to purchase additional securities of the Corporation or any other corporation;

     (c) any notice of meeting, proxy statement and proxy for any meeting of holders of Common Shares of the Corporation; or

     (d) other or additional Common Shares or other securities (by way of dividend or otherwise);

then the Corporation shall forward to such Participant, at his or her last address according to the register maintained under Section 2.11, any of the items listed in Sections 2.8(1)(a), (b) and (c); and shall hold in safekeeping any additional securities referred to in Section 2.8(1)(d) and shall deliver such securities to the Participant with delivery of the Common Shares in respect of which such additional securities were issued.

(2) Any Common Shares held for the account of a Participant in safekeeping by the Corporation will be distributed to a Participant or his or her estate prior to the expiration of the applicable Holding Period only upon:

     (a) the date of the commencement of the Participant's retirement in accordance with the normal retirement policy of the Corporation;

     (b) the date of the commencement of the total disability of the Participant determined according to the Corporation's normal disability policy, and if none, in accordance with the definition of disability in the Zemex Corporation Retirement Pension Plan; or

     (c)  the date of death of the Participant.

(3) If there is a take-over bid or issuer bid made for all or a portion of the issued and outstanding Common Shares, the Board of Directors may, by resolution, make any Common Shares held for a Participant immediately deliverable in order to permit such shares to be tendered to such bid. In addition, the Board of Directors may, by resolution, permit the Corporation's Contribution to be made and Common Shares issued for the then Aggregate Contribution prior to expiration of any such take-over bid or issuer bid to permit such shares to be tendered to such bid.

2.9  TERMINATION OF EMPLOYMENT.

(1) If a Participant shall cease to be employed by the Corporation and/or any of its Designated Affiliates for any reason or shall receive notice from the Corporation of the termination of his or her employment:

     (a) the Participant shall automatically cease to be a Participant in the Plan;

     (b) any portion of the Participant's contribution then held for the Participant shall be paid to the Participant or his or her estate or successor, as the case may be;

     (c) any portion of the Corporation's Contribution then held for the Participant shall be paid to the Corporation; and

     (d) any Common Shares then held in safekeeping for a Participant shall be subject to Section 2.8 in the case of a retirement, disability or death, and in all other cases shall, at the option of the Corporation, be either purchased for cancellation by the Corporation at the Issue Price thereof or sold at market, and thereafter an amount equal to the lesser of:

          (i)  the Participant's Contribution; and

          (ii) one-half of the proceeds received on any sale of such Common Shares shall be paid to the Participant and the balance shall be paid to the Corporation.

(2) The Board of Directors may waive the requirements of Section 2.9(1)(d) and pay the full proceeds to the Participant.

2.10 ELECTION TO WITHDRAW FROM THE PLAN. Any Participant may at any time elect to withdraw from the Plan. In order to withdraw, the Participant must give at least two weeks' written notice to the Corporation in form and substance satisfactory to the Corporation directing the Corporation to cease deducting from the Participant's Basic Annual Salary the Participant's Contribution. Deductions will cease to be made commencing with the first pay date following expiration of the two-week notice. The Participant's Contribution made prior to withdrawal will continue to be held by the Corporation. On the next following date for making the Corporation's Contribution, the Corporation will credit the Participant with the pro rata amount of the Corporation's Contribution, calculated in accordance with Section 2.5. The issuance and delivery of Common Shares will not be accelerated by such withdrawal but will occur on the date on which such Common Shares would otherwise have been issued in accordance with
Section 2.7 and delivered to the Participant in accordance with Section 2.8 had the Participant not elected to withdraw from the Plan. Upon delivery of the Common Shares pursuant to Section 2.8, any remaining Participant Contribution will also be delivered to the Participant and any remaining Corporation Contribution will be returned to the Corporation.

2.11 RECORD KEEPING. The Corporation shall maintain a register in which shall be recorded:

     (a)  the name and address of each Participant in the Plan;

     (b)  any Participant's Contributions; and

     (c) the number of Common Shares held in safekeeping for the account of a Participant.

2.12 NECESSARY APPROVALS. The obligation of the Corporation to issue and deliver any Common Shares in accordance with the Plan shall be subject to any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation. If any Common Shares cannot be issued to any Participant for whatever reason, the obligation of the Corporation to issue such Common Shares shall terminate and any Participant's Contribution held for a Participant shall be returned to the Participant without interest.


                                    ARTICLE 3
                                     GENERAL

3.1 TRANSFERABILITY. The benefits and rights accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable by a Participant unless specifically provided herein. During the lifetime of the Participant, all benefits and rights shall only be exercised by the Participant or by his or her guardian or legal representative.

3.2 EMPLOYMENT. Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Corporation or any Affiliate, or interfere in any way with the right of the Corporation or any Affiliate to terminate the Participant's employment at any time. Participation in the Plan by a Participant shall be voluntary.

3.3 DELEGATION TO EXECUTIVE COMPENSATION / PENSION COMMITTEE. All of the powers exercisable hereunder by the Board of Directors of the Corporation may, to the extent permitted by applicable law and by resolution of the Board of Directors of the Corporation, be exercised by the Executive Compensation / Pension Committee of such Board of Directors. In addition, if determined appropriate by the Board of Directors of the Corporation, the Board of Directors may delegate any or all of the powers of the Board of Directors of the Corporation under the Plan to an independent consultant.

3.4 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors shall be authorized to interpret the Plan and may, from time to time, establish, amend or rescind rules and regulations required for carrying out the Plan. Any such interpretation of the Plan shall be final and conclusive. All administrative costs of the Plan shall be paid by the Corporation. The senior officers of the Corporation are authorized and directed to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan.

3.5  AMENDMENT, MODIFICATION OR TERMINATION OF THE PLAN. Subject to
Section 3.3, the Board of Directors reserves the right to amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board of Directors. However, any amendment of the Plan which would:

     (a)  materially increase the benefits under the Plan;

     (b) materially increase the number of Common Shares which may be issued under the Plan; or

     (c) materially modify the requirements as to the eligibility for participation in the Plan;

shall be effective only upon the approval of the shareholders of the Corporation. Any material amendment to any provision of the Plan shall be subject to any necessary approvals by any stock exchange or regulatory body having jurisdiction over the securities of the Corporation.

3.6 CONSOLIDATION, MERGER, ETC. If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, each Participant for whom Common Shares are held in safekeeping under the Plan shall receive on the date that the Common Shares would otherwise be delivered to the Participant the securities, property or cash to which the Participant would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the Participant had held the Common Shares immediately prior to such event.

3.7 NO REPRESENTATION OR WARRANTY. The Corporation makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

3.8 INTERPRETATION. This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

3.9 APPROVAL AND EFFECTIVE DATE. The approval of the Plan by the shareholders of Zemex Corporation shall constitute approval of this Plan. This Plan shall be effective as of January 1, 1999.

                                ZEMEX CORPORATION
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                                  FORM OF PROXY

The undersigned, as record holder(s) of the shares listed below, hereby revokes any previous proxies and appoints Richard L. Lister, Allen J. Palmiere and Patricia K. Moran (or each of them, or their assignees) proxies for the undersigned, with full power of substitution, to represent the undersigned, to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present and to vote all of the Common Shares which the undersigned is entitled to vote at the Annual and Special Meeting of Shareholders of Zemex Corporation (the "Corporation") to be held on May 10, 1999 at 1:00 p.m., and any adjournment thereof, as follows:

         1. Election of directors (nominees: Paul A. Carroll, Morton A. Cohen, John M. Donovan, R. Peter Gillin, Peter O. Lawson-Johnston, Richard L. Lister, Garth A.C. MacRae and William J. vanden Heuvel):

         |_| FOR                    |_| WITHHOLD AUTHORITY to vote for directors

2. Proposal to ratify the appointment of Deloitte & Touche LLP as independent public auditors of the Corporation and to authorize the directors to fix the remuneration to be paid to the auditors:

         |_| FOR                   |_| AGAINST                       |_| ABSTAIN

3. Proposal to approve the Corporation's 1999 Stock Option Plan.

         |_| FOR                   |_| AGAINST                       |_| ABSTAIN

4. Proposal to approve the Corporation's 1999 Employee Stock Purchase Plan.

         |_| FOR                   |_| AGAINST                       |_| ABSTAIN

5. To vote or otherwise represent the shares on any other business which may properly come before the Annual and Special Meeting of Shareholders or any adjournments thereof, according to their decision and in their discretion.

         |_| FOR                   |_| AGAINST                       |_| ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS of the Corporation and will be voted as directed herein. If no direction is given, this proxy will be voted FOR all the proposals listed above in the manners described in the Proxy Statement.


DATE:___________________________            ____________________________________
                                                   SIGNATURE OF SHAREHOLDER

                                            ------------------------------------
                                                   SIGNATURE OF SHAREHOLDER


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES. A corporation is requested to sign its name by its president:
administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, it is preferred that both sign. PLEASE RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.